LAW OFFICES ENGLISH,
                            MCCAUGHAN & O'BRYAN, P.A.

                           100 NORTHEAST THIRD AVENUE
                                   SUITE 1100
                       FORT LAUDERDALE, FLORIDA 33301-1146
                                     -------
                            TELEPHONE (954) 462-3300
                            FACSIMILE (954) 763-2439

                                 April 11, 2001

Board of Directors
The Singing Machine Company, Inc.
6601 Lyons Road, Building A-7
Coconut Creek, FL 33073

                  Re: The Singing Machine Company, Inc. (the "Company")
Gentlemen:

         You have requested our opinion in connection with Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") of
The Singing Machine Company, Inc. relating to the following shares (the "Shares") of common stock:

         (A) 958,000 Shares of common stock held by certain existing stockholders identified in the Registration Statement;

         (B) 417,400 Shares of common stock issuable upon exercise of certain outstanding warrants.

         We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

         Based on the foregoing, we are of the opinion that the 958,000 Shares referenced above were legally issued, fully paid and non-assessable. Further, the Shares underlying the warrants , when paid for and issued as contemplated by the warrant agreements, will be legally issued, fully paid and non- assessable. Therefore, the purchasers acquiring Shares upon subsequent resale as contemplated in the Registration Statement will receive Shares that, as applicable, have been or will be legally issued, fully paid and non-assessable by the Company.

         We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as part of this Registration Statement.

                                       Sincerely,

                                       /s/ ENGLISH, MCCAUGHAN & O'BRYAN, P.A.